           As filed with the Securities and Exchange Commission on June 9, 1998

                                                        Registration No.    333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                BIONUTRICS, INC.
             (Exact name of Registrant as specified in its charter)


             Nevada                                            86-0760991
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                        2425 E. Camelback Road, Suite 650
                             Phoenix, Arizona 85016
               (Address of Principal executive offices)(zip code)

                                BIONUTRICS, INC.
                             1996 Stock Option Plan
                            (Full Title of the Plan)

                                 Ronald H. Lane
                        Chairman of the Board, President,
                           and Chief Executive Officer
                                BIONUTRICS, INC.
            2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016
                                 (602) 508-0112
          (Telephone number, including area code, of agent for service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                              Proposed maximum        Proposed maximum              Amount of
    Title of Securities to be        Amount to be            offering price per      aggregate offering         registration fee
           Registered                registered(1)                 share                    price
----------------------------------------------------------------------------------------------------------------------------------
          Common Stock                 100,000 Shares                  $4.00               $400,000.00                  $118.00(2)
          Common Stock                 165,000 Shares                  $6.75             $1,113,750.00                  $328.56(2)
          Common Stock                 100,000 Shares                  $7.75               $775,000.00                  $228.63(2)
          Common Stock                 674,000 Shares                  $4.00(3)          $2,696,000.00                  $795.32
                                       -------
                                     1,039,000 Shares
                                                                                         $4,984,750.00                $1,470.51
                                                                                        ==============                =========
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Bionutrics, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933.

(3) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Bionutrics, Inc. on June 2, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Bionutrics, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-45969) filed with the Securities and Exchange Commission (the "Commission") on February 10, 1998 and amendments thereto.

Item 8.  Exhibits

Exhibit
Number      Exhibit

5 Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association

23.1  Consent of Independent Public Accountants - Deloitte & Touche LLP.

23.2 Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. is contained in Exhibit 5

24    Power of Attorney (included on page II.3 of this Registration Statement)

Item 9.  Undertakings

                  A.  The undersigned Registrant hereby undertakes:

                       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Employee Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding)




                                      II.1
is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                      II.2

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 4, 1998.

                                    BIONUTRICS, INC.


                                    By:  /s/ Ronald H. Lane
                                         ---------------------------------------
                                         Ronald H. Lane, Chairman of the Board,
                                         President, and Chief Executive Officer
                                         (Principal Executive Officer)


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Ronald
H. Lane, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE          POSITION                                DATE

/s/ Ronald H. Lane         Chairman of the Board, President,        June 4, 1998
------------------------   and Chief Executive Officer
Ronald H. Lane             (Principal Executive Officer)


/s/ George E. Duck, Jr.    Vice President-Finance; Secretary
------------------------   and Treasurer (Principal Financial and
George E. Duck, Jr.        Accounting Officer)                      June 4, 1998



/s/ William M. McCormick   Director                                 June 4, 1998
------------------------
William M. McCormick


/s/ Richard M. Feldheim    Director                                 June 4, 1998
------------------------
Richard M. Feldheim


                                      II.3

/s/ Steven Henig           Director                                 June 4, 1998
------------------------
Steven Henig


                           Director
------------------------
C. Everett Koop


                           Director
------------------------
Milton Okin


/s/ Frederick Rentschler   Director                                 June 4, 1998
------------------------
Frederick Rentschler


/s/ Winston A. Salser      Director                                 June 4, 1998
------------------------
Winston A. Salser


/s/ D. Michael Wells       Director                                 June 4, 1998
------------------------
D. Michael Wells

                                      II.4